MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB2-A of Eagle Aero Holdings, Corp, of our report dated May 2, 2006 on our audit of the financial statements of Eagle Aero Holdings, Corp as of December 31, 2004 and 2005, and the related statements of operations, stockholders’ equity and cash flows for the years then ended, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

    Moore & Associates Chartered
    Las Vegas, Nevada
    November 30, 2006